UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 16, 2021

Granite Point Mortgage Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-38124	61-1843143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Bryant Park, Suite 2400A
New York, NY 10036

(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code:   (212) 364-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GPMT	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Item 1.01 Entry into a Material Definitive Agreement.

CLO Transaction

Overview

On November 16, 2021 (the “FL4 CLO Closing Date”), Granite Point Mortgage Trust Inc. (the “Company”) entered into a collateralized loan obligation (“GPMT 2021-FL4” or the “FL4 CLO”) through its wholly owned subsidiaries, GPMT 2021-FL4, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, as issuer (the “FL4 Issuer”), and GPMT 2021-FL4 LLC, a Delaware limited liability company, as co-issuer (the “FL4 Co-Issuer” and together with the FL4 Issuer, the “FL4 Issuers”). On the FL4 CLO Closing Date, the FL4 Issuers co-issued the following classes of notes pursuant to the terms of an indenture, dated as of the FL4 CLO Closing Date (the “FL4 Indenture”), by and among the FL4 Issuers, GPMT Seller LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (the “FL4 Seller”), as advancing agent, Wilmington Trust, National Association, as trustee (together with its permitted successors and assigns, the “FL4 Trustee”), and Wells Fargo Bank, National Association, as note administrator, paying agent, calculation agent, transfer agent, authenticating agent, custodian, backup advancing agent and note registrar (in all such capacities, together with its permitted successors and assigns, the “FL4 Note Administrator”) and designated transaction representative:

•	$344,882,000 aggregate principal amount of Class A Senior Secured Floating Rate Notes Due 2036 (the “FL4 Class A Notes”), which had ratings of “AAA(sf)” and “Aaa(sf)” by DBRS, Inc. (“DBRS Morningstar”) and Moody’s Investors Service, Inc., respectively, and an initial maturity expected weighted average life of 2.68 years, and bear interest at a per annum rate equal to (i) the Benchmark (as defined below) plus (ii)(a) with respect to each payment date prior to the payment date in December 2026, 1.35% and (b) thereafter, 1.60%;
•	$19,419,000 aggregate principal amount of Class A-S Second Priority Secured Floating Rate Notes Due 2036 (the “FL4 Class A-S Notes”), which had a rating of “AAA(sf)” by DBRS Morningstar and an initial maturity expected weighted average life of 2.90 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii)(a) with respect to each payment date prior to the payment date in December 2026, 1.70% and (b) thereafter, 1.95%;
•	$35,731,000 aggregate principal amount of Class B Third Priority Secured Floating Rate Notes Due 2036 (the “FL4 Class B Notes”), which had a rating of “AA(low)(sf)” by DBRS Morningstar and an initial maturity expected weighted average life of 2.91 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii)(a) with respect to each payment date prior to the payment date in December 2026, 1.95% and (b) thereafter, 2.45%;
•	$42,722,000 aggregate principal amount of Class C Fourth Priority Secured Floating Rate Notes Due 2036 (the “FL4 Class C Notes”), which had a rating of “A(low)(sf)” by DBRS Morningstar and an initial maturity expected weighted average life of 2.91 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii)(a) with respect to each payment date prior to the payment date in December 2026, 2.35% and (b) thereafter, 2.85%;
•	$48,159,000 aggregate principal amount of Class D Fifth Priority Secured Floating Rate Notes Due 2036 (the “FL4 Class D Notes”), which had a rating of “BBB(sf)” by DBRS Morningstar and an initial maturity expected weighted average life of 2.97 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii)(a) with respect to each payment date prior to the payment date in December 2026, 2.85% and (b) thereafter, 3.35%; and

•	$11,651,000 aggregate principal amount of Class E Sixth Priority Secured Floating Rate Notes Due 2036 (the “FL4 Class E Notes” and, together with the FL4 Class A Notes, the FL4 Class A-S Notes, the FL4 Class B Notes, the FL4 Class C Notes and the FL4 Class D Notes, the “FL4 Offered Notes”), which had a rating of “BBB(low)(sf)” by DBRS Morningstar and an initial maturity expected weighted average life of 3.00 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii)(a) with respect to each payment date prior to the payment date in December 2026, 3.45% and (b) thereafter, 3.95%.

The FL4 Offered Notes were placed by Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC pursuant to a placement agreement dated as of November 3, 2021.

In addition to the FL4 Offered Notes, on the FL4 CLO Closing Date, the FL4 Issuer issued, pursuant to the FL4 Indenture:

•	$39,615,000 aggregate principal amount of Class F Seventh Priority Floating Rate Notes Due 2036 (the “FL4 Class F Notes”), which had a rating of “BB(low)(sf)” by DBRS Morningstar and an initial maturity expected weighted average life of 3.05 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii) 4.50%; and
•	$24,857,000 aggregate principal amount of Class G Eighth Priority Floating Rate Notes Due 2036 (the “FL4 Class G Notes,” and, together with the FL4 Class F Notes, the “FL4 Retained Notes”), which had a rating of “B(low)(sf)” by DBRS Morningstar and an initial maturity expected weighted average life of 3.12 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii) 6.00%.

As used herein, the term “Benchmark” has the meaning set forth in the FL4 Indenture. The calculation of the initial maturity expected weighted average lives of the FL4 Offered Notes and the FL4 Retained Notes (together, the “FL4 Notes”) assumes certain collateral characteristics, including that there are no defaults, extensions or delinquencies and certain other modeling assumptions. There are no assurances that such assumptions will be met.

The FL4 Retained Notes were acquired by GPMT CLO Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“FL4 Retention Holder”). The FL4 Retained Notes are not secured by the FL4 Collateral Interests (as defined below) or any other collateral securing the FL4 Offered Notes.

Concurrently with the issuance of the FL4 Notes, the FL4 Issuer also issued 54,373,442 preferred shares, par value $0.001 per share and with an aggregate liquidation preference and notional amount equal to $1,000 per share (the “FL4 Preferred Shares” and, together with the FL4 Notes, the “FL4 Securities”), to FL4 Retention Holder. FL4 Retention Holder acquired the FL4 Preferred Shares in part to comply with certain risk retention rules. The FL4 Preferred Shares are subject to the terms and conditions of a Preferred Share Paying Agency Agreement, dated as of the FL4 CLO Closing Date (the “FL4 Preferred Share Paying Agency Agreement”), among the FL4 Issuer, Wells Fargo Bank, National Association, as preferred share paying agent, and MaplesFS Limited, as preferred share registrar and administrator. The FL4 Preferred Shares have no stated dividend rate. Holders of the FL4 Preferred Shares will be entitled to receive monthly non-cumulative dividends, if and to the extent that funds are available for such purpose, in accordance with the priority of payments set forth in the FL4 Indenture and under Cayman Islands law. The FL4 Preferred Shares were issued by the FL4 Issuer as part of its issued share capital, and are not secured by the FL4 Collateral Interests or any other collateral securing the FL4 Offered Notes.

The FL4 Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Proceeds from the issuance of the FL4 Securities were used to (i) purchase two (2) commercial real estate whole loans (the “FL4 Closing Date Whole Loans”) and twenty-one (21) pari passu participations in twenty-one (21) separate commercial real estate whole loans (the “FL4 Closing Date Pari Passu Participations” and, together with the FL4 Closing Date Whole Loans, the “FL4 Closing Date Collateral Interests”), (ii) fund an account in an amount of approximately $37.1 million to be used for purchase of two (2) pari passu participations in two (2) separate pre-identified commercial real estate whole loans that had not closed as of the FL4 CLO Closing Date during a ninety (90) day delayed close period following the FL4 CLO Closing Date (the “FL4 Delayed Close Collateral Interests,” and, together with the FL4 Closing Date Collateral Interests, the “FL4 Initial Collateral Interests”), (iii) repay amounts owed in respect of certain pre-closing financings, and (iv) undertake certain related activities and pay certain fees and expenses.

The FL4 Closing Date Collateral Interests had an aggregate principal balance of approximately $584.3 million as of October 9, 2021 (the cut-off date for the FL4 CLO).

The FL4 Closing Date Collateral Interests were purchased, and other FL4 Collateral Interests will be purchased, by the FL4 Issuer from the FL4 Seller pursuant to a Collateral Interest Purchase Agreement (the “FL4 Collateral Interest Purchase Agreement”), dated as of the FL4 CLO Closing Date, among the FL4 Seller, the FL4 Issuer, the Company and, solely as to section 4(k) thereof, GPMT CLO REIT LLC, a Delaware limited liability company and wholly owned subsidiary of the Company. Pursuant to the FL4 Collateral Interest Purchase Agreement, the FL4 Seller made certain representations and warranties to the FL4 Issuer with respect to the FL4 Closing Date Collateral Interests and will be required to make certain representations and warranties to the FL4 Issuer with respect to other FL4 Collateral Interests purchased by the FL4 Issuer in the future. In the event that a material breach of representation or warranty with respect to any FL4 Collateral Interest exists, the FL4 Seller will have to either (a) correct or cure such breach of representation or warranty in all material respects, within 90 days of discovery (subject to certain extensions) by the FL4 Seller or any party to the FL4 Indenture or the FL4 Servicing Agreement (as defined below) (to the extent such breach is capable of being corrected or cured), (b) make a cash payment to the FL4 Issuer in an amount that the FL4 Collateral Manager (as defined below) on behalf of the FL4 Issuer determines is sufficient to compensate the FL4 Issuer for such breach of representation or warranty, or (c) repurchase such FL4 Collateral Interest at a repurchase price calculated as set forth in the FL4 Collateral Interest Purchase Agreement. The obligation of the FL4 Seller to repurchase a FL4 Collateral Interest in connection with a material breach of the representations and warranties pursuant to the FL4 Collateral Interest Purchase Agreement has been guaranteed by the Company.

The FL4 Notes

FL4 Collateral

The FL4 Offered Notes are secured by, among other things, (i) the FL4 Collateral Interests, (ii) certain collection, payment, custodial, reinvestment and expense reserve accounts and the related security entitlements and all income from the investment of funds in any of the foregoing at any time credited to any of the foregoing accounts, (iii) certain eligible investments purchased from deposits in certain accounts, (iv) the FL4 Issuer’s rights under certain related agreements, (v) all amounts delivered to the FL4 Note Administrator (or its bailee) (directly or through a securities intermediary), (vi) all other investment property, instruments and general intangibles in which the FL4 Issuer has an interest, other than certain excepted property, (vii) the FL4 Issuer’s ownership interests in and rights in certain permitted subsidiaries and (viii) all proceeds of the foregoing (collectively, the “FL4 Collateral”).

The FL4 Offered Notes are limited recourse obligations of the FL4 Issuer and non-recourse obligations of the FL4 Co-Issuer, and the FL4 Retained Notes are limited recourse obligations of the FL4 Issuer. The FL4 Co-Issuer owns no material assets and will engage in no business other than co-issuing the FL4 Offered Notes. To the extent that amounts are insufficient to meet payments due in respect of the FL4 Notes and expenses following liquidation of the FL4 Collateral, the obligations of the FL4 Issuer and the FL4 Co-Issuer to pay such deficiency will be extinguished.

Interest Payments and Maturity

Interest payments on the FL4 Notes are payable monthly, beginning in December 2021. Each class of FL4 Notes will mature at par in December 2036, unless redeemed or repaid prior thereto. Principal payments on each class of FL4 Notes will be paid in accordance with the priority of payments set forth in the FL4 Indenture. However, it is anticipated that the FL4 Notes will be paid in advance of the stated maturity date in accordance with the priority of payments in the FL4 Indenture.

For so long as any class of FL4 Notes with a higher priority is outstanding, any interest due on the FL4 Class C Notes, the FL4 Class D Notes, the FL4 Class E Notes and the FL4 Retained Notes that is not paid as a result of the operation of the priority of payments set forth in the FL4 Indenture will be deferred, and the failure to pay such interest will not be an event of default under the FL4 Indenture (any such interest, “FL4 Deferred Interest”). FL4 Deferred Interest on any class of FL4 Notes will be added to the outstanding principal balance of such class of FL4 Notes and will accrue interest at the applicable interest rate. FL4 Deferred Interest will not be payable until the earliest of the first interest payment date on which funds are available to pay such FL4 Deferred Interest in accordance with the priority of payments set forth in the FL4 Indenture, or the date on which such class of FL4 Notes matures or is redeemed.

Subordination of the FL4 Notes

In general, payments of interest and principal on any class of FL4 Notes are subordinate to all payments of interest and principal on any class of FL4 Notes with a more senior priority. Generally, all payments on the FL4 Notes will be subordinate to certain payments required to be made in respect of any interest advances and certain other expenses. Payments on the FL4 Notes will be senior to any payments on or in respect of the FL4 Preferred Shares to the extent required by the priority of payments set forth in the FL4 Indenture.

FL4 Note Protection Tests

The FL4 Notes are subject to note protection tests (the “FL4 Note Protection Tests”), which will be used primarily to determine whether and to what extent interest received on the FL4 Collateral Interests may be used to make certain payments subordinate to interest and principal payments to the FL4 Offered Notes in the priority of payments set forth in the FL4 Indenture. In the event that either FL4 Note Protection Test is not satisfied on any measurement date, interest received on the FL4 Collateral Interests that would otherwise be used to pay interest on the FL4 Retained Notes and dividends to the FL4 Preferred Shares and make certain other payments must instead be used to pay principal of first, the FL4 Class A Notes, second, the FL4 Class A-S Notes, third, the FL4 Class B Notes, fourth, the FL4 Class C Notes, fifth, the FL4 Class D Notes and sixth, the FL4 Class E Notes, in each case, to the extent necessary to cause the FL4 Note Protection Tests to be satisfied.

The FL4 Note Protection Tests consist of a par value test (the “FL4 Par Value Test”) and an interest coverage test (the “FL4 Interest Coverage Test”). The FL4 Par Value Test will generally be considered to be met if the number calculated by dividing (a) the aggregate principal balance of the FL4 Collateral Interests and certain other eligible investments and modified or defaulted FL4 Collateral Interests by (b) the sum of the aggregate outstanding principal balance of the FL4 Offered Notes and the amount of any unreimbursed interest advances, is equal to or greater than 122.41%. The FL4 Interest Coverage Test will generally be considered to be met if the Interest Coverage Ratio (as defined in the FL4 Indenture) on the FL4 Offered Notes is equal to or greater than 120.00%.

FL4 Collateral Management Agreement

Certain advisory, administrative and monitoring functions relating to the FL4 Collateral Interests will be performed by GPMT Collateral Manager LLC (the “Collateral Manager”), as FL4 collateral manager (in such capacity, the “FL4 Collateral Manager”) pursuant to a Collateral Management Agreement, dated as of the FL4 CLO Closing Date, between the FL4 Issuer and the FL4 Collateral Manager (the “FL4 Collateral Management Agreement”).

As compensation for the performance of its obligations under the FL4 Collateral Management Agreement, the FL4 Collateral Manager is entitled to receive a collateral management fee, payable monthly in arrears, equal to 0.1% per annum of the net outstanding balance of the FL4 Collateral Interests to the extent funds are available. The Collateral Manager has agreed to waive its entitlement to the collateral management fee for so long as the Collateral Manager or an affiliate of the Collateral Manager is the FL4 Collateral Manager. However, there can be no assurance that any replacement FL4 Collateral Manager will also waive the right to receive the collateral management fee.

The Collateral Manager may be removed as FL4 Collateral Manager upon at least 30 days’ prior written notice if certain events of default have occurred, by the FL4 Issuer or the FL4 Trustee, if the holders of at least 66-2/3% in aggregate outstanding amount of each class of FL4 Notes then outstanding give written notice to the Collateral Manager, the FL4 Issuer and the FL4 Trustee directing such removal. The Collateral Manager cannot be removed as FL4 Collateral Manager without cause, but may resign as FL4 Collateral Manager upon 90 days’ prior written notice. Upon any resignation or removal of the Collateral Manager as FL4 Collateral Manager while any of the FL4 Notes are outstanding, holders of a majority of the FL4 Preferred Shares (excluding any FL4 Preferred Shares held by certain related parties) will have the right to instruct the FL4 Issuer to appoint an institution identified by such holders as replacement FL4 Collateral Manager. In the event that 100% of the aggregate outstanding FL4 Preferred Shares are held by related parties and the proposed replacement FL4 Collateral Manager is an affiliate of the Collateral Manager, the holders of at least a majority of the aggregate outstanding principal balance of the most junior class of FL4 Notes not 100% owned by related parties (excluding any FL4 Notes held by related parties to the extent the replacement FL4 Collateral Manager is an affiliate of the Collateral Manager or the Collateral Manager has been removed as FL4 Collateral Manager after the occurrence of an event of default) may direct the FL4 Issuer to appoint an institution identified by such holders as replacement FL4 Collateral Manager.

Except with respect to the limitations set forth in the FL4 Indenture, the Collateral Manager, in its capacity as FL4 Collateral Manager, is not obligated to pursue any particular investment strategy or opportunity with respect to the FL4 Collateral Interests. The FL4 Collateral Manager and its affiliates may engage in other business and furnish advisory, administrative and monitoring and other services in respect of other portfolios and collateralized loan obligations. The FL4 Collateral Manager may make recommendations to, or effect transactions for, such other portfolios and collateralized loan obligations, which recommendations or transactions may differ from those made on behalf of the FL4 Issuer.

Managed Transaction with Reinvestment

The FL4 CLO includes a 24-month reinvestment period during which the FL4 Collateral Manager is permitted to reinvest certain proceeds arising from the FL4 Collateral Interests in additional collateral interests, including commercial real estate loans together with related mezzanine loans secured by equity interests in the related borrower, meeting certain eligibility criteria (the “FL4 Reinvestment Collateral Interests”). Additionally, the FL4 Issuer may acquire an FL4 Collateral Interest (the “FL4 Exchange Collateral Interests” and, together with the FL4 Initial Collateral Interests and the FL4 Reinvestment Collateral Interests, the “FL4 Collateral Interests”) in exchange for a defaulted collateral interest or a credit risk collateral interest. Any FL4 Reinvestment Collateral Interest or FL4 Exchange Collateral Interest will be required to meet certain eligibility criteria, acquisition criteria, acquisition and disposition requirements and other conditions set forth in the FL4 Indenture and the FL4 Collateral Interest Purchase Agreement.

The FL4 Servicing Agreement

Except for certain non-serviced loans, the commercial real estate loans related to the FL4 Collateral Interests (the “FL4 Loans”) will be serviced by Trimont Real Estate Advisors, LLC, a Georgia limited liability company (the “FL4 Servicer”), pursuant to a servicing agreement (the “FL4 Servicing Agreement”), dated as of the FL4 CLO Closing Date, by and among the FL4 Issuer, the FL4 Collateral Manager, the FL4 Trustee, the FL4 Note Administrator, the FL4 Seller (as advancing agent), the FL4 Servicer (as servicer) and Trimont Real Estate Advisors, LLC, a Georgia limited liability company (as special servicer, the “FL4 Special Servicer”). Additionally, pursuant to the FL4 Servicing Agreement, the FL4 Issuer appointed the FL4 Special Servicer to act as special servicer with respect to the FL4 Loans.

The FL4 Servicing Agreement requires each of the FL4 Servicer and the FL4 Special Servicer to diligently service and administer the FL4 Loans and any applicable mortgaged property acquired directly or indirectly by the FL4 Special Servicer for the benefit of the holders of the FL4 Notes, the holders of the FL4 Preferred Shares and the holders of certain other interests related to the FL4 Collateral Interests. In connection with their respective duties under the FL4 Servicing Agreement, the FL4 Servicer and the FL4 Special Servicer (or any replacement servicer or special servicer) are entitled to monthly servicing and special servicing fees, as described in the FL4 Servicing Agreement.

The foregoing summaries of the FL4 Indenture, the FL4 Preferred Share Paying Agency Agreement, the FL4 Collateral Interest Purchase Agreement, FL4 Collateral Management Agreement and the FL4 Servicing Agreement are qualified in their entirety by reference to the full text of the FL4 Indenture, the FL4 Preferred Share Paying Agency Agreement, the FL4 Collateral Interest Purchase Agreement, the FL4 Collateral Management Agreement and the FL4 Servicing Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

10.1*	Indenture, dated as of November 16, 2021, by and among GPMT 2021-FL4, Ltd., GPMT 2021-FL4 LLC, GPMT Seller LLC, Wilmington Trust, National Association and Wells Fargo Bank, National Association
10.2*	Preferred Share Paying Agency Agreement, dated as of November 16, 2021, among GPMT 2021-FL4, Ltd., Wells Fargo Bank, National Association and MaplesFS Limited
10.3*	Collateral Interest Purchase Agreement, dated as of November 16, 2021, among GPMT Seller LLC, GPMT 2021-FL4, Ltd., Granite Point Mortgage Trust Inc. and, solely as to section 4(k) thereof, GPMT CLO REIT LLC
10.4*	Collateral Management Agreement, dated as of November 16, 2021, between GPMT 2021-FL4, Ltd. and GPMT Collateral Manager LLC
10.5*	Servicing Agreement, dated as of November 16, 2021, by and among GPMT 2021-FL4, Ltd., GPMT Collateral Manager LLC, Wilmington Trust, National Association, Wells Fargo Bank, National Association, GPMT Seller LLC and Trimont Real Estate Advisors, LLC
104	Cover Page Interactive Data File, formatted in Inline XBRL

*Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE POINT MORTGAGE TRUST INC.

By:	/s/ Michael J. Karber
Michael J. Karber
General Counsel and Secretary

Date: November 19, 2021